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                                                                      EXHIBIT 11

                        MICROMUSE INC. AND SUBSIDIARIES

                        STATEMENT REGARDING COMPUTATION
                         OF PROFORMA NET LOSS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                                                 YEAR ENDED
                                                                                SEPTEMBER 30,
                                                                                    1997
                                                                                -------------
Net loss applicable to holders of common stock..............................       $(8,631)
                                                                                -------------
Weighted average shares outstanding during the period.......................         6,329
Preferred stock on an "as if" converted basis...............................         1,290
Common shares issued and stock options granted in accordance with Staff
  Accounting Bulletin No. 83:...............................................
Common stock option.........................................................           577
Preferred stock.............................................................         1,454
Preferred stock warrant.....................................................         1,167
                                                                                -------------
Shares used in per share calculation........................................        10,817
                                                                                -------------
Pro forma loss from continuing operations per share.........................       $ (0.83)
                                                                                -------------
Pro forma loss from discontinued operations per share.......................       $ (0.01)
Pro forma gain on disposal of discontinued operations per share.............       $   .11
Pro forma net loss applicable to holders of common stock per share\.........       $ (0.80)
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